Exhibit 99.1

Contact: Evan Bertrand Vice President, Investor Relations and Treasurer +1-972-595-5180 investorrelations@sftp.com
Six Flags Reports First Quarter 2024 Performance

ARLINGTON, Texas — May 9, 2024 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company and the largest operator of water parks in North America, today reported first quarter Revenue of $133 million, Net Loss of $83 million, and Adjusted EBITDA(1) loss of $26 million.

"Our 2024 season is off to a promising start, with 2024 season pass sales through April increasing by double-digits compared to last year, pre-booked group sales approaching pre-pandemic levels, and our park beautification and technology initiatives resonating strongly with our guests," said Selim Bassoul, President and CEO. “We remain focused on delivering a world-class experience for our guests, and we are excited to launch many thrilling new rides, attractions, and immersive experiences in time for the peak summer season. As we fully ramp up our operations between now and Memorial Day, we are confident in our ability to build upon early season momentum.”

First Quarter 2024 Results

	Three Months Ended
(Amounts in millions, except per share data)	March 31, 2024	April 2, 2023	% Change vs. 2023
Total revenue	$133	$142	(6)%
Net loss attributable to Six Flags Entertainment	$(83)	$(70)	(18)%
Net loss per share, diluted	$(0.98)	$(0.84)	(17)%
Adjusted EBITDA (1)	$(26)	$(17)	(53)%
Attendance	1.7	1.6	6%
Spending per capita figures: (2)
Total guest spending per capita	$74.35	$80.88	(8)%
Admissions spending per capita	$42.04	$47.81	(12)%
In-park spending per capita	$32.31	$33.07	(2)%

Total revenue for first quarter 2024 decreased $9 million, or 6%, compared to first quarter 2023. The change was primarily attributable to a $12 million reduction in revenue related to memberships beyond the initial 12-month commitment period, which is recognized evenly each month and not recognized based on attendance, and a $4 million adjustment to international licensing revenue made in respect of a change in the estimated opening date of Six Flags Qiddiya to mid-2025. These decreases were partially offset by higher attendance, primarily driven by the earlier timing of the Easter holiday.

The $6.53 decrease in guest spending per capita compared to first quarter 2023 consisted of a $5.77 decrease in admissions spending per capita and a $0.76 decrease in in-park spending per capita. The change in guest spending per capita was driven by lower revenue from memberships beyond the initial 12-month commitment period, which includes revenue allocated to Park admissions and to Park food, merchandise, and other. Excluding the impact of lower revenue from memberships beyond the initial 12-month commitment period, guest spending per capita would have been higher than the previous year first quarter by $1.59, or 3%, including an increase in Admissions spending per capita of $0.31, or 1% and an increase of In-park spending per capita of $1.28, or 5%.

The company had a net loss of $83 million in first quarter 2024, compared to net loss of $70 million in first quarter 2023. The loss per share was $0.98 compared to loss per share of $0.84 in first quarter 2023, driven by lower revenue, $5 million in merger-related transaction costs and higher interest costs in first quarter 2024 compared to the prior year first quarter. Cash operating costs(3) decreased by $1 million, or 1%, in first quarter 2024 versus first quarter 2023. Adjusted EBITDA loss for first quarter 2024, which excludes $5 million in merger-related transaction costs, was $26 million, versus an Adjusted EBITDA loss of $17 million in the prior year first quarter.

Balance Sheet and Capital Allocation

As of March 31, 2024, the company had total reported debt of $2,417 million, and cash or cash equivalents of $61 million. Deferred revenue was $165 million as of March 31, 2024, an increase of $13 million, or 9%, from April 2, 2023. In first quarter 2024, the company invested $37 million in new capital.

On May 2, 2024, the company completed the private sale of $850 million in aggregate principal amount of 6.625% senior secured notes due 2032 at an offering price of 100% of the principal amount thereof. Net proceeds from the sale were used to repay in full the principal amounts outstanding under the Existing Term Loan B and the Existing Revolving Facility. Additionally, the company delivered a notice of redemption to the trustee of the 2025 senior secured notes of its intention to repay $165 million of aggregate principal on July 1, 2024, towards which the remaining proceeds will be applied.

Cedar Fair Transaction

On November 2, 2023, the company and Cedar Fair (NYSE: FUN) entered into a definitive merger agreement to combine in a merger of equals transaction. On January 31, 2024, the Registration Statement on Form S-4 containing the proxy statement/prospectus relating to the transaction ("Registration Statement") was declared effective by the Securities and Exchange Commission ("SEC") and mailed to the company's shareholders on or about February 1, 2024. A shareholder meeting relating to the merger agreement and other related matters was held on March 12, 2024. At such meeting, the shareholders of the company approved the merger agreement and the transactions contemplated thereby. The merger is expected to close in the first half of 2024, following the receipt of regulatory approvals, including the pending antitrust review in the United States, and the satisfaction of customary closing conditions.

Conference Call

At 7:00 a.m. Central Time today, May 9, 2024, the company will host a conference call to discuss its first quarter 2024 financial performance. The call is accessible through either the Six Flags Investor Relations website at investors.sixflags.com, or by dialing 1-833-629-0614 in the United States or +1-412-317-9257 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available on the company’s investor relations site investors.sixflags.com.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 63 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling water parks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com.
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Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding (i) the adequacy of our cash flows from operations, available cash and available amounts under our credit facilities to meet our liquidity needs, including in the event of a prolonged closure of one or more of our parks, (ii) our ability to execute our strategy to significantly improve our financial performance and the guest experience, (iii) expectations regarding consumer demand for regional, outdoor, out-of-home entertainment, including for our parks, and (iv) expectations regarding our annual income tax liability and the availability and effect of net operating loss carryforwards and other tax benefits.

Forward-looking statements include all statements that are not historical facts and often use words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "may," "should," "could" and variations of such words or similar expressions. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, factors impacting attendance, such as local conditions, natural disasters, contagious diseases, or the perceived threat of contagious diseases, events, disturbances and terrorist activities; economic impact of political instability and conflicts globally, including the war in Ukraine and the Middle East; recall of food, toys and other retail products sold at our parks; accidents or incidents involving the safety of guests and employees, or contagious disease outbreaks occurring at our parks or other parks in the industry and adverse publicity concerning our parks or other parks in the industry; availability of commercially reasonable insurance policies at reasonable rates; inability to achieve desired improvements and our financial performance targets; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions, including our ability to access credit or raise capital; the increased cost of capital due to high interest rates; macro-economic conditions (including supply chain issues and the impact of inflation on customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements or ride downtime; competition with other theme parks, water parks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages; environmental laws and regulations; laws and regulations affecting corporate taxation; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks; the expected timing and likelihood of completion of the proposed transaction with Cedar Fair, including the timing, receipt and terms and conditions of any required regulatory approvals; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, the company or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or the company, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and the company to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and the company; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or the company’s financial performance and operating results; and other factors could cause actual results to differ materially from the company’s expectations, including the risk factors or uncertainties listed from time to time in the company’s filings with the SEC and the Registration Statement filed by CopperSteel HoldCo, Inc. ("Holdco") with the SEC in connection with the proposed transaction. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we make no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, and our other filings and submissions with the SEC, and the Registration Statement, each of which are available free of charge on the company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

Footnotes
(1)See the following financial statements and Note 4 to those financial statements for a discussion of Adjusted EBITDA (a non-GAAP financial measure) and its reconciliation to net income (loss).
(2)The company uses certain per capita operational metrics that measure the performance of our business on a per guest basis and believe that these metrics provide relevant and useful information for investors because they assist in comparing our operating performance on a consistent basis, make it easier to compare our results with those of other companies and our industry and allows investors to review performance in the same manner as our management.
•Total guest spending per capita is the total revenue generated from our guests, on a per guest basis, through admissions and in-park spending. Total guest spending per capita is calculated by dividing the sum of Park admissions revenue and Park food merchandise and other revenue by total attendance.
•Admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, to enter our parks. Admissions revenue per capita is calculated by dividing Park admission revenue by total attendance.
•Non-admissions revenue per capita is the total revenue generated from our guests, on a per guest basis, on items sold within our parks, such as food, games and merchandise. Non-admission revenue per capita is calculated by dividing Park food, merchandise and other revenue by total attendance.
(3)“Cash operating costs” includes operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding stock-based compensation). "Cash operating costs" also excludes $5 million in merger-related transaction costs in first quarter 2024.

Statement of Operations Data

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Park admissions	$70,801	$76,303	$738,155	$738,731
Park food, merchandise and other	54,397	52,786	615,647	569,482
Sponsorship, international agreements and accommodations	8,093	13,101	63,202	54,106
Total revenues	133,291	142,190	1,417,004	1,362,319
Operating expenses (excluding depreciation and amortization shown separately below)	113,955	108,870	628,037	589,811
Selling, general and administrative expenses (excluding depreciation and amortization shown separately below) (1)	42,517	44,247	246,153	173,483
Costs of products sold	11,123	9,765	111,755	107,796
Depreciation and amortization	29,500	29,114	115,472	117,189
Impairment of park assets	—	—	22,956	16,943
Loss on disposal of assets	1,394	2,435	15,352	8,462
Operating (loss) income	(65,198)	(52,241)	277,279	348,635
Interest expense, net	41,800	36,302	163,754	140,362
Loss on debt extinguishment	—	—	13,982	17,533
Other (income) expense, net	(1,040)	(832)	9,000	(228)
(Loss) income before income taxes	(105,958)	(87,711)	90,543	190,968
Income tax (benefit) expense	(23,232)	(17,852)	16,910	48,221
Net (loss) income	$(82,726)	$(69,859)	$73,633	$142,747
Less: Net income attributable to noncontrolling interests	—	—	(47,501)	(44,651)
Net (loss) income attributable to Six Flags Entertainment Corporation	$(82,726)	$(69,859)	$26,132	$98,096

Weighted-average common shares outstanding:
Basic:	84,166	83,207	83,651	83,620
Diluted:	84,486	83,207	83,790	84,615

(Loss) earnings per average common share outstanding:
Basic:	$(0.98)	$(0.84)	$0.31	$1.17
Diluted:	$(0.98)	$(0.84)	$0.31	$1.16
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(1)Includes stock-based compensation of $2,347 and $3,314 for the three-month periods ended March 31, 2024, and April 2, 2023, respectively, and stock-based compensation of $10,420 and $13,310 for the twelve-month periods ended March 31, 2024, and April 2, 2023.

	As of
(Amounts in thousands, except share data)	March 31, 2024	December 31, 2023	April 2, 2023
ASSETS
Current assets:
Cash and cash equivalents	$60,702	$77,585	$64,749
Accounts receivable, net	53,523	62,660	45,462
Inventories	39,188	31,624	41,016
Prepaid expenses and other current assets	102,275	80,897	83,639
Total current assets	255,688	252,766	234,866
Property and equipment, net:
Property and equipment, at cost	2,770,068	2,733,094	2,621,518
Accumulated depreciation	(1,472,781)	(1,447,861)	(1,380,846)
Total property and equipment, net	1,297,287	1,285,233	1,240,672
Goodwill	659,618	659,618	659,618
Intangible assets, net of accumulated amortization	344,135	344,141	344,158
Right-of-use operating leases, net	146,023	134,857	156,376
Other assets, net	35,131	34,859	22,502
Total assets	$2,737,882	$2,711,474	$2,658,192

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$44,539	$27,235	$43,513
Accrued compensation, payroll taxes and benefits	21,304	18,957	14,417
Self-insurance reserves	63,743	64,605	34,032
Accrued interest payable	42,752	28,704	27,527
Other accrued liabilities	69,949	73,087	60,032
Deferred revenue	165,414	127,556	152,096
Short-term borrowings	230,000	180,000	170,000
Current portion of long-term debt	56,867	56,867	—
Short-term lease liabilities	10,986	10,514	12,040
Total current liabilities	705,554	587,525	513,657
Noncurrent liabilities:
Long-term debt	2,129,642	2,128,612	2,281,841
Long-term lease liabilities	171,713	155,335	166,562
Other long-term liabilities	27,195	27,263	28,477
Deferred income taxes	161,139	189,700	162,973
Total liabilities	3,195,243	3,088,435	3,153,510

Redeemable noncontrolling interests	520,998	520,998	521,395

Stockholders' deficit:
Preferred stock, $1.00 par value	—	—	—
Common stock, $0.025 par value, 280,000,000 shares authorized; 84,274,760, 84,124,014 and 83,279,300 shares issued and outstanding at March 31, 2024, December 31, 2023 and April 2, 2023, respectively	2,116	2,112	2,082
Capital in excess of par value (2)	1,133,551	1,131,208	1,122,429
Accumulated deficit (2)	(2,044,329)	(1,961,603)	(2,070,530)
Accumulated other comprehensive loss, net of tax	(69,697)	(69,676)	(70,694)
Total stockholders' deficit	(978,359)	(897,959)	(1,016,713)
Total liabilities and stockholders' deficit	$2,737,882	$2,711,474	$2,658,192

	Year Ended
(Amounts in thousands)	March 31, 2024	April 2, 2023
Cash flows from operating activities:
Net loss	$(82,726)	$(69,859)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,500	29,114
Stock-based compensation (2)	2,347	3,314
Interest accretion on notes payable	211	278
Amortization of debt issuance costs	1,155	1,566
Loss on disposal of assets	1,394	2,435
Deferred income tax benefit	(26,970)	(20,672)
Other	(1,651)	30
Changes in operating assets and liabilities:
Decrease in accounts receivable - trade	8,861	7,426
Increase in inventories, prepaid expenses and other current assets	(29,608)	(18,672)
(Increase) decrease in deposits and other assets	(1,307)	2,834
(Increase) decrease in ROU operating leases	(11,328)	2,847
Increase in accounts payable, deferred revenue and accrued liabilities and other long-term liabilities	49,995	12,070
Increase in operating lease liabilities	15,605	1,977
(Decrease) increase in accrued interest payable	14,048	(10,957)
Net cash used in operating activities	$(30,474)	$(56,269)

Cash flows from investing activities:
Additions to property and equipment	(37,218)	(25,488)
Property insurance recoveries	—	481
Proceeds from asset sales	227	—
Net cash used in investing activities	$(36,991)	$(25,007)

Cash flows from financing activities:
Repayment of borrowings	(10,000)	(10,000)
Proceeds from borrowings	60,000	80,000
Payment of debt issuance costs	—	(970)
Payment of tax withholdings on equity-based compensation through shares withheld	(120)	(104)
Reduction in finance lease liability	(260)	(247)
Net cash provided by financing activities	$49,620	$68,679

Effect of exchange rate on cash	$962	$(2,776)

Net decrease in cash and cash equivalents	$(16,883)	$(15,373)
Cash and cash equivalents at beginning of period	$77,585	$80,122
Cash and cash equivalents at end of period	$60,702	$64,749

Supplemental cash flow information
Cash paid for interest	$27,508	$46,209
Cash paid for income taxes	$3,743	$311

Definition and Reconciliation of Non-GAAP Financial Measures
We prepare our financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In our press release, we make reference to non-GAAP financial measures including Modified EBITDA and Adjusted EBITDA. The definition for each of these non-GAAP financial measures is set forth below in the notes to the reconciliation tables. We believe that these non-GAAP financial measures provide important and useful information for investors to facilitate a comparison of our operating performance on a consistent basis from period to period and make it easier to compare our results with those of other companies in our industry. We use these measures for internal planning and forecasting purposes, to evaluate ongoing operations and our performance generally, and in our annual and long-term incentive plans. By providing these measures, we provide our investors with the ability to review our performance in the same manner as our management.
However, because these non-GAAP financial measures are not determined in accordance with GAAP, they are susceptible to varying calculations, and not all companies calculate these measures in the same manner. As a result, these non-GAAP financial measures as presented may not be directly comparable to a similarly titled non-GAAP financial measure presented by another company. These non-GAAP financial measures are presented as supplemental information and not as alternatives to any GAAP financial measures. When reviewing a non-GAAP financial measure, we encourage our investors to fully review and consider the related reconciliation as detailed below.
The following tables set forth a reconciliation of net income to Adjusted EBITDA for the three-month periods and twelve-month periods ended March 31, 2024, and April 2, 2023:

	Three Months Ended		Twelve Months Ended
(Amounts in thousands, except per share data)	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net (loss) income	$(82,726)	$(69,859)	$73,633	$142,747
Income tax (benefit) expense	(23,232)	(17,852)	16,910	48,221
Other (income) expense, net	(1,040)	(832)	9,000	(228)
Loss on debt extinguishment	—	—	13,982	17,533
Interest expense, net	41,800	36,302	163,754	140,362
Loss on disposal of assets	1,394	2,435	15,352	8,462
Depreciation and amortization	29,500	29,114	115,472	117,189
Impairment of park assets	—	—	22,956	16,943
Stock-based compensation	2,347	3,314	10,420	13,310
Merger-related transaction costs	5,561	—	20,947	—
Self-insurance reserve adjustment (2)	—	—	37,558	—
Modified EBITDA (3)	$(26,396)	$(17,378)	$499,984	$504,539
Third party interest in EBITDA of certain operations (4)	—	—	(47,501)	(44,651)
Adjusted EBITDA (3)	$(26,396)	$(17,378)	$452,483	$459,888
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(2)Amount relates to an adjustment to our self-insurance reserves resulting from a change in accounting estimate that increased our ultimate loss indications on both identified claims and incurred but not reported claims, as discussed in more detail above in our review of second quarter 2023 results. We have excluded this adjustment from our reported Adjusted EBITDA because we believe (i) the change in actuarial assumptions and related change in accounting estimate that gave rise to the adjustment is unusual and not expected to be recurring; (ii) excluding it provides more meaningful comparisons to our historical results; and (iii) excluding it provides more meaningful comparisons to other companies in our industry.
(3)"Modified EBITDA,” a non-GAAP measure, is defined as our consolidated income (loss) from continuing operations: excluding the following: the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, fresh start accounting valuation adjustments and other significant non-recurring items. Modified EBITDA, as defined herein, may differ from similarly titled measures presented by other companies. Management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation. We believe that Modified EBITDA provides relevant and useful information for investors because it assists in comparing our operating performance on a consistent basis, makes it easier to compare our results with those of other companies in our industry as it most closely ties our performance to that of our competitors from a park-level perspective and allows investors to review performance in the same manner as our management.
"Adjusted EBITDA," a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Modified EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta and Six Flags Over Texas). Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in our secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to us in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies. Our board of directors and management use Adjusted EBITDA to measure our performance and our current management incentive compensation plans are based largely on Adjusted EBITDA. We believe that Adjusted EBITDA is frequently used by all our sell-side analysts and most investors as their primary measure of our performance in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
(4)Represents interests of non-controlling interests in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas and Six Flags White Water Atlanta.